EXHIBIT 99.1
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                        [PRIVATEBANCORP, INC. LETTERHEAD]

                                                FOR FURTHER INFORMATION CONTACT:
                                                             Dennis Klaeser, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100

FOR IMMEDIATE RELEASE

                       PRIVATEBANCORP, INC. (NASDAQ:PVTB)
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                 INCREASES QUARTERLY CASH DIVIDEND BY 50 PERCENT
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         Chicago, February 28, 2005 ... PrivateBancorp, Inc. announced that its board of directors declared a quarterly cash dividend of $0.045 per share payable on March 31, 2005 to stockholders of record on March 17, 2005.

         This dividend represents an increase of $0.015 per share, or 50%, from the prior quarterly dividend of $0.03 per share.

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